                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                                Contact:
                                                     Maria Duey
                                                     313-792-5500

                 MASCO CORPORATION REPORTS THIRD QUARTER RESULTS

                          MASCO CORPORATION HIGHLIGHTS:

      THIRD QUARTER 2005

            - Net sales from continuing operations increased six percent to a record $3.4 billion.

            - Income from continuing operations was $262 million or $.61 per common share.

            - The Company returned $250 million to shareholders through share repurchases and dividends.

            - The Company had over $1.5 billion in cash at September 30, 2005.

      Taylor, Michigan (November 1, 2005) - Masco Corporation (NYSE: MAS) today reported that net sales from continuing operations for the quarter ended September 30, 2005 increased six percent to a record $3.4 billion compared with $3.2 billion for the third quarter of 2004.

     Income from continuing operations for the third quarter of 2005 was $262 million or $.61 per common share compared with $289 million or $.64 per common share for the comparable period of 2004. Results for the third quarter of 2005 were reduced by $.08 per common share, net, reflecting: impairment charges for certain financial investments, charges for a discontinued product line and headcount reductions related to the Company's Plumbing Products segment, and currency transaction gains. Results for the third quarters of 2005 and 2004 benefited from other income of $.04 and $.01 per common share, respectively, principally net gains from financial investments.

      While third quarter 2005 sales and earnings benefited from the strong new construction market and certain selling price increases, the Company's third quarter results were adversely affected by recent additional increases in commodity, energy and freight costs, as well as product mix.

      The third quarter of 2004 results include income from discontinued operations of $.02 per common share, a net gain of $.21 per common share for those businesses sold in the third quarter of 2004 and an impairment charge of $.07 per common share for those businesses that were expected to be divested at a loss, all of which were included in discontinued operations.

      Including the operating results of these discontinued operations and the charge for certain of these businesses, net income for the 2004 third quarter was $359 million or $.80 per common share. The third quarter of 2005 did not include any net income (loss) related to discontinued operations, since the Company completed the disposition process in the first quarter of 2005.

      The Company is committed to its strategy of value creation and continues to be focused on the simplification of its business model, cash flow generation, improvement in return on invested capital and the return of cash to shareholders through share repurchases and dividends.

      Consistent with this strategy, the Company is pursuing a variety of initiatives to offset cost increases and increase operating profit, including sourcing programs, the restructuring of certain of its businesses (including consolidations), manufacturing rationalization, headcount reductions and other profit improvement programs. As previously disclosed, the Company believes these initiatives, which began in early 2005, will reduce annual costs by $200 million by the end of 2007. While the Company may incur expenses and charges related to these programs, implementing these initiatives should improve the Company's earnings outlook for 2006 and beyond.

     The Company believes that higher energy costs and recent trends indicating lower consumer confidence and the related slowing in sales of certain retail products will continue. Given these factors, together with recent additional commodity cost increases, most of which are not expected to be offset by selling price increases until the first half of 2006, the Company believes, based on current business trends, that fourth quarter 2005 earnings from continuing operations will be in the range of $.48 to $.52 per common share and that full-year 2005 earnings from continuing operations are expected to be in a range of $2.20 to $2.24 per common share compared with the Company's previous guidance of approximately $2.30 per common share. The Company's guidance excludes any additional costs associated with its profit improvement programs and any other items.

     Fourth quarter 2004 earnings from continuing operations were $.55 per common share excluding the impact of the non-cash goodwill impairment charge of $.31 per common share. Including the charge, reported earnings were $.23 per common share. Results for the fourth quarter of 2004 benefited from gains from the sale of financial investments of $.06 per common share, partially offset by an impairment charge of $.03 per common share, related to certain financial investments. Results also benefited by $.02 per common share from a reduction in the Company's tax rate related to the utilization of foreign tax credits generated in the fourth quarter on distributions of foreign earnings.

      Headquartered in Taylor, Michigan, Masco Corporation is one of the world's leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.

      A conference call regarding items contained in this release is scheduled for Tuesday, November 1, 2005 at 11:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (913) 981-4912 (confirmation #4842826). The conference call will be webcast simultaneously on the Company's website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of all non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco's website or by phone by dialing (719) 457-0820 (replay access code #4842826) approximately two hours after the end of the call and will continue through November 8, 2005.

      Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or under the Investor Relations section of Masco's website at www.masco.com.

      Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company's products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     # # # #

                                MASCO CORPORATION
  CONSOLIDATED STATEMENTS OF INCOME FOR THE THREE MONTHS AND NINE MONTHS ENDED
                    SEPTEMBER 30, 2005 AND SEPTEMBER 30, 2004

                                      (in millions except per common share data)

                                                                     Three Months Ended  Nine Months Ended
                                                                       September 30,       September 30,
                                                                     ------------------  -----------------
                                                                      2005       2004     2005      2004
                                                                     -------    -------  -------   -------
Net Sales                                                            $ 3,360    $ 3,173  $ 9,677   $ 9,040

Cost of Sales                                                          2,396      2,182    6,887     6,224
                                                                     -------    -------  -------   -------

  Gross Profit                                                           964        991    2,790     2,816

Selling, General and Administrative Expenses                             496        502    1,511     1,491

(Income) Regarding Litigation Settlement                                  (1)        (2)      (6)      (30)
                                                                     -------    -------  -------   -------

  Operating Profit                                                       469        491    1,285     1,355

Other Income (Expense), Net                                              (60)       (31)    (123)      (43)
                                                                     -------    -------  -------   -------

  Income from Continuing Operations before
    Income Taxes and Minority Interest                                   409        460    1,162     1,312

Income Taxes                                                             141        167      398       474
                                                                     -------    -------  -------   -------

  Income from Continuing Operations before
    Minority Interest                                                    268        293      764       838

Minority Interest                                                          6          4       16        14
                                                                     -------    -------  -------   -------

  Income from Continuing Operations                                      262        289      748       824

Income (Loss) from Discontinued Operations, Net of Income Taxes            -         70       19       (36)
                                                                     -------    -------  -------   -------

  Net Income                                                         $   262    $   359  $   767   $   788
                                                                     =======    =======  =======   =======

Earnings per Common Share (Diluted):

  Income from Continuing Operations                                  $  0.61    $  0.64   $ 1.72    $ 1.81

  Income (Loss) from Discontinued Operations, Net of Income Taxes          -       0.16     0.04     (0.08)
                                                                     -------    -------  -------   -------

  Net Income                                                         $  0.61    $  0.80   $ 1.77    $ 1.73
                                                                     =======    =======  =======   =======

Average Diluted Common Shares Outstanding                                427        449      434       455
                                                                     =======    =======  =======   =======

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has accounted for the 2004 dispositions of Jung Pumpen, The Alvic Group, Alma Kuchen, E. Missel and SKS Group, and the 2005 dispositions of Gebhardt Consolidated and the GMU Group as discontinued operations.

THIRD QUARTER 2005

- Net sales from continuing operations increased six percent, with North American sales increasing seven percent and International sales increasing one percent. Net sales in North America benefited from strong housing starts and certain selling price increases. In local currencies, International sales increased one percent compared with the third quarter of 2004.

- Sales of assembled cabinets, installation services and windows in North America were particularly strong in the quarter.

- Key retailer sales from continuing operations increased two percent in the 2005 third quarter compared with a 10 percent increase in the second quarter of 2005, a decrease of two percent in the first quarter of 2005 and a six percent increase in the third quarter of 2004.

- Sales by segment in the 2005 third quarter versus the 2004 third quarter were:

      -     Cabinets and Related Products sales increased eight percent;

      -     Plumbing Products sales increased four percent;

      -     Installation and Other Services sales increased nine percent;

      -     Decorative Architectural Products sales increased five percent; and

      -     Other Specialty Products sales decreased one percent.

- Income from continuing operations was $262 million compared with $289 million for the third quarter of 2004.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2005 (CONTINUED)

- Earnings from continuing operations were $.61 per common share compared with the Company's guidance of $.60 to $.64 per common share and compared with $.64 per common share for the 2004 third quarter.

- Results for the third quarter of 2005 were reduced by $43 million pre-tax ($.07 per common share) reflecting impairment charges for financial investments, Furniture Brands International common stock of $28 million and certain private equity funds of $15 million.

- Results for the third quarter of 2005 were also negatively impacted by charges aggregating $12 million pre-tax ($.02 per common share) related to a discontinued product line and headcount reductions in the Plumbing Products segment.

- Results for the third quarter of 2005 also include realized currency transaction gains of $4 million pre-tax ($.01 per common share).

- Results for the third quarters of 2005 and 2004 benefited from other income aggregating $23 million pre-tax ($.04 per common share) and $9 million pre-tax ($.01 per common share), respectively, principally net gains from financial investments.

- The third quarter of 2004 results include income from discontinued operations of $.02 per common share, a net gain of $.21 per common share for those businesses sold in the third quarter of 2004 and an impairment charge of $.07 per common share for those businesses that were expected to be divested at a loss, all of which were included in discontinued operations. Including the operating results of these discontinued operations and the charge for certain of these businesses, net income for the 2004 third quarter was $359 million or $.80 per common share. Total net proceeds from the dispositions completed in 2005 and 2004 aggregated $281 million. The third quarter of 2005 did not include any net income
      (loss) related to discontinued operations, since the Company completed the disposition process in the first quarter of 2005.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2005 (CONTINUED)

- The Company's 2005 third quarter results benefited from the strong new construction market and certain selling price increases, partially offset by continued increases in commodity, energy and freight costs, as well as product mix.

-     Gross margins were 28.7 percent in the 2005 third quarter compared with
      29.4 percent in the second quarter of 2005 and 31.2 percent in the third quarter of 2004. Operating profit margins, as reported, were 14.0 percent in the third quarter of 2005 compared with 14.1 percent in the second quarter of 2005 and 15.5 percent in the third quarter of 2004. Excluding the pre-tax income regarding the litigation settlement of $1 million and $2 million in 2005 and 2004, respectively, operating profit margins were
      13.9 percent in the third quarter of 2005 compared with 15.4 percent in the third quarter of 2004. Margins in the third quarter of 2005 were adversely impacted by increases in certain operating expenses, including increased commodity, energy and freight costs and product mix.

- SG&A expenses as a percent of sales, including general corporate expense, were 14.8 percent in the third quarter of 2005 compared with 15.8 percent in the 2004 third quarter.

- General corporate expense was 1.5 percent of sales in the third quarter of 2005 compared with 1.7 percent in the comparable period of 2004.

- Inventory days were 47 days at September 30, 2005 compared with 49 days at September 30, 2004.

- Accounts receivable days at the end of September 30, 2005 were 49 days compared with 51 days at September 30, 2004.

- Accounts payable days were 36 days at September 30, 2005 compared with 38 days at September 30, 2004.

- Working capital at September 30, 2005 (defined as accounts receivable and inventories less accounts payable) improved to 17.7 percent of the last twelve months' sales from 18.5 percent a year earlier.

                               MASCO CORPORATION
                       BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2005 (CONCLUDED)

- The Company's tax rate was 34.5 percent for the third quarter of 2005 compared with 36.3 percent for the comparable period of the prior year. The Company's tax rate for the second quarter of 2005 was 35.4 percent. The Company estimates that its effective tax rate for the full-year 2005 should approximate 35 percent.

- On June 10, 2005, the Company issued $500 million of fixed-rate 4.80% notes due 2015, resulting in net proceeds of $494 million. The Company issued this debt to take advantage of favorable interest rates and in anticipation of debt maturing in early 2006.

- At the end of the quarter, the Company had a strong balance sheet with over $1.5 billion in cash and $2 billion in unused bank lines.
      The Company intends to use a portion of its cash to retire $800 million of 6.75% notes due in March 2006.

- In the third quarter of 2005, the Company generated approximately $56 million of cash from the net sale of financial investments.

- Debt as a percent of total capitalization was 49 percent at September 30, 2005 compared with 45 percent at September 30, 2004.

- For the twelve months ended September 30, 2005 and September 30, 2004, return on invested capital (as reported) was 11.9 percent and 12.9 percent, respectively. For the twelve months ended September 30, 2005 and September 30, 2004, return on invested capital (as reconciled) was 13.0 percent for both periods. The Company continues to believe that it will achieve its 15 percent return on invested capital goal by the end of 2006 and 18 percent by 2010.

- During the quarter, the Company repurchased approximately five million common shares. The Company had approximately 37 million common shares remaining under its repurchase authorization at September 30, 2005.

- The Company's diluted common shares for purposes of calculating earnings per common share were 427 million for the third quarter of 2005 compared with 449 million for the third quarter of 2004.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR OUTLOOK

- The Company remains committed to its strategy of value creation and is focused on the simplification of its business model, cash flow generation, improvement in return on invested capital and the return of cash to shareholders through share repurchases and dividends.

- Consistent with this strategy, the Company is pursuing a variety of initiatives to offset cost increases and increase operating profit, including sourcing programs, the restructuring of certain of its businesses (including consolidations), manufacturing rationalization, headcount reductions and other profit improvement programs. As previously disclosed, the Company believes these initiatives, which began in early 2005, will reduce annual costs by $200 million by the end of 2007. While the Company may incur expenses and charges related to the these programs, implementing these initiatives should improve the Company's earnings outlook for 2006 and beyond.

- The Company believes that higher energy costs and recent trends indicating lower consumer confidence and the related slowing in sales of certain retail products will continue. Given these factors, together with recent additional commodity cost increases, most of which are not expected to be offset by selling price increases until the first half of 2006, the Company believes, based on current business trends, that fourth quarter 2005 earnings from continuing operations will be in the range of $.48 to $.52 per common share and that full-year 2005 earnings from continuing operations are expected to be in a range of $2.20 to $2.24 per common share compared with the Company's previous guidance of approximately $2.30 per common share. The Company's guidance reflects anticipated income from financial investments and excludes any additional costs associated with its profit improvement programs and any other items.

                                 MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR OUTLOOK (CONCLUDED)

- Fourth quarter 2004 earnings from continuing operations were $.55 per common share excluding the impact of the non-cash goodwill impairment charge of $.31 per common share. Including the charge, reported earnings were $.23 per common share. Results for the fourth quarter of 2004 benefited from gains from the sale of financial investments of $.06 per common share, partially offset by an impairment charge of $.03 per common share, related to the Company's investment in Furniture Brands International common stock. Results also benefited by $.02 per common share from a reduction in the Company's tax rate related to the utilization of foreign tax credits generated in the fourth quarter on distributions of foreign earnings.

- The Company's guidance is based on no additional share repurchases beyond the 23 million common shares repurchased in the first nine months of 2005.

- The Company expects to return a minimum of $1 billion annually to shareholders, on average, over the next several years through share repurchases and dividends as part of its ongoing commitment to value creation. In the first nine months of 2005, the Company has already returned over $1 billion to shareholders through share repurchases and dividends. In 2004 and 2003, the Company returned $2.3 billion, in aggregate, to shareholders through share repurchases and dividends.

- Based on the current market price for the Company's common stock, diluted common shares for the computation of earnings per common share at October 1, 2005 are 424 million. This excludes the impact of any fourth quarter repurchases of common stock.

                                MASCO CORPORATION
                       BUSINESS AND FINANCIAL HIGHLIGHTS

                      SALES GROWTH AND MARGINS BY SEGMENT
                              AND GEOGRAPHIC AREA
                                 QUARTERLY DATA


                                          Sales Growth
                                          3rd Qtr '05
                                               vs.                Margins               Margins
                                          3rd Qtr '04    3rd Qtr '05   2nd Qtr '05    3rd Qtr '04
                                          ------------   -----------   -----------    -----------
Cabinets & Related Products                   +     8%      16.0%         16.0%         17.5%
Plumbing Products                             +     4%      12.8%         13.1%         13.0%
Installation & Other Services                 +     9%      13.6%         13.4%         14.0%
Decorative Architectural Products             +     5%      17.2%         19.0%         23.6%
Other Specialty Products                      -     1%      21.7%         19.2%         23.1%
    TOTAL                                     +     6%      15.4%         15.5%         17.1%

North America                                 +     7%      16.0%         16.1%         18.2%
International, principally Europe             +     1%      12.8%         12.6%         11.7%
    TOTAL, AS ABOVE                           +     6%      15.4%         15.5%         17.1%

NOTES:

-     Data exclude discontinued operations.

- Operating profit margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS


      Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about our products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

                      MASCO CORPORATION - 3RD QUARTER 2005

Page
----
  1    Condensed Statements of Income - 2005 & 2004 Quarters

  2    Notes to Condensed Statements of Income - 2005 & 2004 Quarters

  3    Sales by Segment and Geographic Area - Three Months Ended September 30,
       2005 & 2004

  4    Sales by Segment and Geographic Area - Nine Months Ended September 30,
       2005 & 2004

  5    2005 Quarterly Segment Data

  6    2004 Quarterly Segment Data - Excluding Goodwill Impairment Charge

  7    2004 Quarterly Segment Data - Including Goodwill Impairment Charge

  8    Other Income (Expense), Net - 2005 & 2004 Quarters

  9    Consolidated Statements of Income - Three Months Ended September 30, 2005
       & 2004

 10    Consolidated Statements of Income - Nine Months Ended September 30, 2005
       & 2004

 11    Consolidated Balance Sheets

       GAAP Reconciliations:

 12        Sales Growth Excluding Effect of Acquisitions & Currency Translation

 13        Operating Profit and Margins

 14        Operating Profit and Shareholders' Equity

 15    Discontinued Operations

                                MASCO CORPORATION
                         CONDENSED STATEMENTS OF INCOME
                            2005 & 2004 - BY QUARTER
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                      2005                                    2004
                                                      ------------------------------------  ---------------------------------------
                                                      YEAR  QTR. 4  QTR. 3  QTR. 2  QTR. 1    YEAR   QTR. 4  QTR. 3  QTR. 2  QTR. 1
                                                      ----  ------  ------  ------  ------  -------  ------  ------  ------  ------
Net Sales:
   - North America                                                  $2,811  $2,784  $2,405  $ 9,879  $2,450  $2,627  $2,531  $2,271
   - International                                                     549     564     564    2,195     584     546     530     535
                                                      ----  ------  ------  ------  ------  -------  ------  ------  ------  ------
   - Consolidated                                                    3,360   3,348   2,969   12,074   3,034   3,173   3,061   2,806
Cost of Sales                                                        2,396   2,363   2,128    8,356   2,132   2,182   2,087   1,955
                                                      ----  ------  ------  ------  ------  -------  ------  ------  ------  ------
Gross Profit                                                           964     985     841    3,718     902     991     974     851
      (Gross Margin)                                                  28.7%   29.4%   28.3%    30.8%   29.7%   31.2%   31.8%   30.3%
S,G&A Expense (before GCE & (Gain) Loss on Sale of
   Corporate Fixed Assets)                                             445     467     454    1,824     459     449     460     456
      (S,G&A Expense as a % of Sales)                                 13.2%   13.9%   15.3%    15.1%   15.1%   14.2%   15.0%   16.3%
                                                      ----  ------  ------  ------  ------  -------  ------  ------  ------  ------
Operating Profit (before GCE, (Gain) Loss on Sale of
   Corporate Fixed Assets, Litigation (Income)
     & Goodwill Impairment Charge)                                     519     518     387    1,894     443     542     514     395
         (Operating Margin)                                           15.4%   15.5%   13.0%    15.7%   14.6%   17.1%   16.8%   14.1%
   - North America                                                     449     447     326    1,639     390     478     442     329
        (Margin)                                                      16.0%   16.1%   13.6%    16.6%   15.9%   18.2%   17.5%   14.5%
   - International                                                      70      71      61      255      53      64      72      66
        (Margin)                                                      12.8%   12.6%   10.8%    11.6%    9.1%   11.7%   13.6%   12.3%
General Corporate Expense (GCE)                                         51      48      46      194      60      53      45      36

S,G&A Expense as a % of Sales (including GCE &
   (Gain) Loss on Sale of Corporate Fixed Assets)                     14.8%   15.4%   16.8%    16.7%   17.1%   15.8%   16.5%   17.3%
(Gain) Loss on Sale of Corporate Fixed Assets, Net                      --      --      --       (7)      1      --      (1)     (7)
(Income) Regarding Litigation Settlement                                (1)     (3)     (2)     (30)     --      (2)     (7)    (21)
Goodwill Impairment Charge                                              --      --      --      168     168      --      --      --
                                                      ----  ------  ------  ------  ------  -------  ------  ------  ------  ------
Operating Profit per F/S                                            $  469  $  473  $  343  $ 1,569  $  214  $  491  $  477  $  387
                                                      ====  ======  ======  ======  ======  =======  ======  ======  ======  ======
Earnings per Common Share (Diluted):
   Income from Continuing Operations                                $ 0.61  $ 0.64  $ 0.48  $  2.04  $ 0.23  $ 0.64  $ 0.65  $ 0.52
   Income (Loss) from Discontinued Operations                           --      --    0.04    (0.08)     --    0.16   (0.07)  (0.16)
                                                      ----  ------  ------  ------  ------  -------  ------  ------  ------  ------
   Net Income                                                       $ 0.61  $ 0.64  $ 0.52  $  1.96  $ 0.23  $ 0.80  $ 0.58  $ 0.36
                                                      ====  ======  ======  ======  ======  =======  ======  ======  ======  ======

PLEASE SEE PAGE 2 FOR NOTES.

                                MASCO CORPORATION
                     NOTES TO CONDENSED STATEMENTS OF INCOME
                            2005 & 2004 - BY QUARTER

NOTES:

- Operating results exclude 2004 planned dispositions as well as operations which were sold in 2005 and 2004, all of which were treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

- Income from continuing operations in the third quarter of 2005 includes $43 million of pre-tax impairment charges ($.07 per common share, after tax) related to the Company's investments in Furniture Brands International common stock and certain private equity funds.

- Income from discontinued operations in the first quarter of 2005 ($.04 per common share, after tax) includes a net $10 million pre-tax gain from the sale of two businesses.

- Operating results for the fourth quarter of 2004 reflect a non-cash, pre-tax charge for goodwill impairment of $168 million ($141 million or $.31 per common share, after tax).

- Income from discontinued operations in the third quarter of 2004 includes a $108 million pre-tax gain, net ($93 million or $.21 per common share, after tax) from the sale of two businesses.

- Income (loss) from discontinued operations in the first, second and third quarters of 2004 includes pre-tax impairment charges of $64 million ($76 million or $.16 per common share, after tax), $44 million ($44 million or $.10 per common share, after tax) and $31 million ($31 million or $.07 per common share, after tax), respectively.

- Per common share amounts for the three quarters of 2005 and the four quarters of 2004 do not total to the per common share amount for the year-to-date and year due to the timing of capital stock transactions and the effect of contingently issuable shares.

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                  THREE MONTHS ENDED SEPTEMBER 30, 2005 & 2004
                              (DOLLARS IN MILLIONS)

                                    Three Months Ended
                                       September 30,     3rd Qtr '05
                                    ------------------        vs.
                                       2005     2004     3rd Qtr '04
                                      ------   ------    -----------
Cabinets & Related Products           $  925   $  856       +   8%
Plumbing Products                        807      775       +   4%
Installation & Other Services            807      737       +   9%
Decorative Architectural Products        453      433       +   5%
Other Specialty Products                 368      372       -   1%
                                      ------   ------
   Total                              $3,360   $3,173       +   6%
                                      ======   ======

North America                         $2,811   $2,627       +   7%
International, principally Europe        549      546       +   1%
                                      ------   ------
   Total, as above                    $3,360   $3,173       +   6%
                                      ======   ======

NOTES:

-    Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales also increased six percent, North American net sales increased seven percent and International net sales increased one percent (please see page 12 for the GAAP reconciliation).

- International sales in local currencies increased one percent compared with the third quarter of 2004 (please see page 12 for the GAAP reconciliation).

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                   NINE MONTHS ENDED SEPTEMBER 30, 2005 & 2004
                              (DOLLARS IN MILLIONS)

                                    Nine Months Ended
                                      September 30,     9 Months '05
                                    -----------------        vs.
                                      2005     2004     9 Months '04
                                     ------   ------    ------------
Cabinets & Related Products          $2,663   $2,432       +    9%
Plumbing Products                     2,390    2,299       +    4%
Installation & Other Services         2,264    2,053       +   10%
Decorative Architectural Products     1,330    1,254       +    6%
Other Specialty Products              1,030    1,002       +    3%
                                     ------   ------
   Total                             $9,677   $9,040       +    7%
                                     ======   ======

North America                        $8,000   $7,429       +    8%
International, principally Europe     1,677    1,611       +    4%
                                     ------   ------
   Total, as above                   $9,677   $9,040       +    7%
                                     ======   ======

NOTES:

-    Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased seven percent, North American net sales increased seven percent and International net sales increased four percent (please see page 12 for the GAAP reconciliation).

- International sales in local currencies increased two percent compared with the first nine months of 2004 (please see page 12 for the GAAP reconciliation).

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2005
                              (DOLLARS IN MILLIONS)

                                                     Year   Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                                     ----   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products                                   $  925   $  900   $  838
   - Plumbing Products                                                  807      823      760
   - Installation and Other Services                                    807      764      693
   - Decorative Architectural Products                                  453      506      371
   - Other Specialty Products                                           368      355      307
                                                     ----   ------   ------   ------   ------
   - TOTAL                                                            3,360    3,348    2,969
                                                     ====   ======   ======   ======   ======
   - North America                                                    2,811    2,784    2,405
   - International, principally Europe                                  549      564      564
                                                     ----   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                                  3,360    3,348    2,969
                                                     ====   ======   ======   ======   ======
Operating Profit:
   - Cabinets and Related Products                                      148      144      124
   - Plumbing Products                                                  103      108       79
   - Installation and Other Services                                    110      102       80
   - Decorative Architectural Products                                   78       96       59
   - Other Specialty Products                                            80       68       45
                                                     ----   ------   ------   ------   ------
   - TOTAL                                                              519      518      387
                                                     ====   ======   ======   ======   ======
   - North America                                                      449      447      326
   - International, principally Europe                                   70       71       61
                                                     ----   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                                    519      518      387
                                                     ====   ======   ======   ======   ======
General Corporate Expense (GCE)                                          51       48       46
(Gain) Loss on Sale of Corporate Fixed Assets, Net                       --       --       --
(Income) Regarding Litigation Settlement                                 (1)      (3)      (2)
                                                     ----   ------   ------   ------   ------
Operating Profit (after GCE and Adjustments)                            469      473      343
Other Income (Expense), Net                                             (60)     (41)     (22)
                                                     ----   ------   ------   ------   ------
Income from Continuing Operations Before
   Income Taxes and Minority Interest                                $  409   $  432   $  321
                                                     ====   ======   ======   ======   ======
Margins:
   - Cabinets and Related Products                                     16.0%    16.0%    14.8%
   - Plumbing Products                                                 12.8%    13.1%    10.4%
   - Installation and Other Services                                   13.6%    13.4%    11.5%
   - Decorative Architectural Products                                 17.2%    19.0%    15.9%
   - Other Specialty Products                                          21.7%    19.2%    14.7%
   - TOTAL                                                             15.4%    15.5%    13.0%

   - North America                                                     16.0%    16.1%    13.6%
   - International, principally Europe                                 12.8%    12.6%    10.8%
   - TOTAL, AS ABOVE                                                   15.4%    15.5%    13.0%

NOTES:

-    Data exclude discontinued operations.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2004
                      EXCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                       Year    Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                                     -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products                   $ 3,289   $  857   $  856   $  797   $  779
   - Plumbing Products                                 3,057      758      775      785      739
   - Installation and Other Services                   2,771      718      737      686      630
   - Decorative Architectural Products                 1,610      356      433      451      370
   - Other Specialty Products                          1,347      345      372      342      288
                                                     -------   ------   ------   ------   ------
   - TOTAL                                            12,074    3,034    3,173    3,061    2,806
                                                     =======   ======   ======   ======   ======
   - North America                                     9,879    2,450    2,627    2,531    2,271
   - International, principally Europe                 2,195      584      546      530      535
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                  12,074    3,034    3,173    3,061    2,806
                                                     =======   ======   ======   ======   ======
Operating Profit:
   - Cabinets and Related Products                       552      156      150      137      109
   - Plumbing Products                                   395       81      101      117       96
   - Installation and Other Services                     358       86      103       88       81
   - Decorative Architectural Products                   331       64      102      101       64
   - Other Specialty Products                            258       56       86       71       45
                                                     -------   ------   ------   ------   ------
   - TOTAL                                             1,894      443      542      514      395
                                                     =======   ======   ======   ======   ======
   - North America                                     1,639      390      478      442      329
   - International, principally Europe                   255       53       64       72       66
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                   1,894      443      542      514      395
                                                     =======   ======   ======   ======   ======
General Corporate Expense (GCE)                          194       60       53       45       36
(Gain) Loss on Sale of Corporate Fixed Assets, Net        (7)       1       --       (1)      (7)
(Income) Regarding Litigation Settlement                 (30)      --       (2)      (7)     (21)
                                                     -------   ------   ------   ------   ------
Operating Profit (after GCE and Adjustments)           1,737      382      491      477      387
Other Income (Expense), Net                              (51)      (8)     (31)     (11)      (1)
                                                     -------   ------   ------   ------   ------
Income from Continuing Operations Before
   Income Taxes and Minority Interest                $ 1,686   $  374   $  460   $  466   $  386
                                                     =======   ======   ======   ======   ======
Margins:
   - Cabinets and Related Products                      16.8%    18.2%    17.5%    17.2%    14.0%
   - Plumbing Products                                  12.9%    10.7%    13.0%    14.9%    13.0%
   - Installation and Other Services                    12.9%    12.0%    14.0%    12.8%    12.9%
   - Decorative Architectural Products                  20.6%    18.0%    23.6%    22.4%    17.3%
   - Other Specialty Products                           19.2%    16.2%    23.1%    20.8%    15.6%
   - TOTAL                                              15.7%    14.6%    17.1%    16.8%    14.1%

   - North America                                      16.6%    15.9%    18.2%    17.5%    14.5%
   - International, principally Europe                  11.6%     9.1%    11.7%    13.6%    12.3%
   - TOTAL, AS ABOVE                                    15.7%    14.6%    17.1%    16.8%    14.1%

NOTES:

-    Data exclude discontinued operations.

- Operating results for the fourth quarter of 2004 exclude a non-cash, pre-tax charge for goodwill impairment of $168 million. The charge related to certain of the Company's European business units and was allocated among the Cabinets and Related Products segment ($56 million); Plumbing Products segment ($25 million); Decorative Architectural Products segment ($62 million); and Other Specialty Products segment ($25 million).

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement and (gain) loss on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2004
                      INCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                       Year    Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                                     -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products                   $ 3,289   $  857   $  856   $  797   $  779
   - Plumbing Products                                 3,057      758      775      785      739
   - Installation and Other Services                   2,771      718      737      686      630
   - Decorative Architectural Products                 1,610      356      433      451      370
   - Other Specialty Products                          1,347      345      372      342      288
                                                     -------   ------   ------   ------   ------
   - TOTAL                                            12,074    3,034    3,173    3,061    2,806
                                                     =======   ======   ======   ======   ======
   - North America                                     9,879    2,450    2,627    2,531    2,271
   - International, principally Europe                 2,195      584      546      530      535
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                  12,074    3,034    3,173    3,061    2,806
                                                     =======   ======   ======   ======   ======
Operating Profit:
   - Cabinets and Related Products                       496      100      150      137      109
   - Plumbing Products                                   370       56      101      117       96
   - Installation and Other Services                     358       86      103       88       81
   - Decorative Architectural Products                   269        2      102      101       64
   - Other Specialty Products                            233       31       86       71       45
                                                     -------   ------   ------   ------   ------
   - TOTAL                                             1,726      275      542      514      395
                                                     =======   ======   ======   ======   ======
   - North America                                     1,639      390      478      442      329
   - International, principally Europe                    87     (115)      64       72       66
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                   1,726      275      542      514      395
                                                     =======   ======   ======   ======   ======
General Corporate Expense (GCE)                          194       60       53       45       36
(Gain) Loss on Sale of Corporate Fixed Assets, Net        (7)       1       --       (1)      (7)
(Income) Regarding Litigation Settlement                 (30)      --       (2)      (7)     (21)
                                                     -------   ------   ------   ------   ------
Operating Profit (after GCE and Adjustments)           1,569      214      491      477      387
Other Income (Expense), Net                              (51)      (8)     (31)     (11)      (1)
                                                     -------   ------   ------   ------   ------
Income from Continuing Operations Before
   Income Taxes and Minority Interest                $ 1,518   $  206   $  460   $  466   $  386
                                                     =======   ======   ======   ======   ======
Margins:
   - Cabinets and Related Products                      15.1%    11.7%    17.5%    17.2%    14.0%
   - Plumbing Products                                  12.1%     7.4%    13.0%    14.9%    13.0%
   - Installation and Other Services                    12.9%    12.0%    14.0%    12.8%    12.9%
   - Decorative Architectural Products                  16.7%     0.6%    23.6%    22.4%    17.3%
   - Other Specialty Products                           17.3%     9.0%    23.1%    20.8%    15.6%
   - TOTAL                                              14.3%     9.1%    17.1%    16.8%    14.1%

   - North America                                      16.6%    15.9%    18.2%    17.5%    14.5%
   - International, principally Europe                   4.0%   -19.7%    11.7%    13.6%    12.3%
   - TOTAL, AS ABOVE                                    14.3%     9.1%    17.1%    16.8%    14.1%

NOTES:

-    Data exclude discontinued operations.

- Operating results for the fourth quarter of 2004 include a non-cash, pre-tax charge for goodwill impairment of $168 million. The charge related to certain of the Company's European business units and was allocated among the Cabinets and Related Products segment ($56 million); Plumbing Products segment ($25 million); Decorative Architectural Products segment ($62 million); and Other Specialty Products segment ($25 million).

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement and (gain) loss on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                           OTHER INCOME (EXPENSE), NET
                            2005 & 2004 - BY QUARTER
                                  (IN MILLIONS)

                                                                2005                                        2004
                                              ----------------------------------------   -----------------------------------------
                                              YEAR   QTR. 4   QTR. 3   QTR. 2   QTR. 1    YEAR   QTR. 4   QTR. 3   QTR. 2   QTR. 1
                                              ----   ------   ------   ------   ------   -----   ------   ------   ------   ------
Interest Expense                                               $(65)    $(57)    $(59)   $(217)   $(57)    $(55)    $(52)    $(53)
Income from Cash and Cash Investments                            11        5        6       11       5        3        1        2
Other Interest Income                                             3        1        1        6       1        2        1        2
Realized Gains from Financial Investments,
   Net                                                           23       28       41       92      40        9       14       29
Dividend Income                                                   4        4        4       27       5        8        7        7
Impairment Charge for Marketable Securities                     (28)      (2)      --      (21)    (21)      --       --       --
Impairment Charge for Private Equity Funds                      (15)      --       --       --      --       --       --       --
Other, Net                                                        7      (20)     (15)      51      19        2       18       12
                                              ----   ------    ----     ----     ----    -----    ----     ----     ----     ----
Total Other Income (Expense), Net                              $(60)    $(41)    $(22)   $ (51)   $ (8)    $(31)    $(11)    $ (1)
                                              ====   ======    ====     ====     ====    =====    ====     ====     ====     ====

NOTES:

-    Data exclude discontinued operations.

- Other, net for the third quarter of 2005 principally includes $4 million of realized currency transaction gains; the third quarter of 2004 includes $1 million of realized currency transaction losses.

- The third quarter of 2005 and the fourth quarter of 2004 impairment charges for marketable securities relate to the Company's investment in Furniture Brands International common stock.

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
              FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 & 2004
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                     Three Months Ended     As a Percent of Sales
                                                                                       September 30,    3 Months Ended September 30,
                                                                               %     ------------------ ----------------------------
Line                                                                        Change      2005     2004            2005    2004
----                                                                        ------     ------   ------          -----   -----
  1    Net Sales                                                               6%      $3,360   $3,173          100.0%  100.0%
  2    Cost of Sales                                                          10%       2,396    2,182           71.3%   68.8%
                                                                                       ------   ------          -----   -----
  3    Gross Profit                                                           -3%         964      991           28.7%   31.2%
                                                                                       ------   ------          -----   -----
       Operating Profit:
  4    - Before GCE, Litigation (Income) + (Gain) on Sale of
          Corporate Fixed Assets (3-8)                                        -4%         519      542           15.4%   17.1%
  5    - After GCE, Litigation (Income) + (Gain) on Sale of
          Corporate Fixed Assets (3-9-10)                                     -4%         469      491           14.0%   15.5%
                                                                                       ------   ------          -----   -----
       S,G&A Expense:
  6    - General Corporate Expense (GCE)                                      -4%          51       53            1.5%    1.7%
  7    - (Gain) on Sale of Corporate Fixed Assets, Net                                     --       --             --      --
  8    - All Other                                                            -1%         445      449           13.2%   14.2%
                                                                                       ------   ------          -----   -----
  9    - Total S,G&A Expense                                                  -1%         496      502           14.8%   15.8%
                                                                                       ------   ------          -----   -----
 10    (Income) Regarding Litigation Settlement                                            (1)      (2)           0.0%   -0.1%
 11    Other Income (Expense), Net                                                        (60)     (31)          -1.8%   -1.0%
                                                                                       ------   ------          -----   -----
 12    Income from Continuing Operations Before Income Taxes and
          Minority Interest (5+11)                                           -11%         409      460           12.2%   14.5%
 13    Income Taxes                                                          -16%         141      167            4.2%    5.3%
          (Tax Rate)                                                                     34.5%    36.3%
                                                                                       ------   ------          -----   -----
 14    Income from Continuing Operations Before Minority Interest             -9%         268      293            8.0%    9.2%
 15    Minority Interest                                                                   (6)      (4)          -0.2%   -0.1%
                                                                                       ------   ------          -----   -----
 16    Income from Continuing Operations                                      -9%         262      289            7.8%    9.1%
 17    Income from Discontinued Operations, Net of Income Taxes                            --      70              --     2.2%
                                                                                       ------   ------          -----   -----
 18    Net Income                                                            -27%      $  262   $  359            7.8%   11.3%
                                                                                       ======   ======          =====   =====
       Earnings Per Common Share (Diluted):
          Income from Continuing Operations                                   -4%      $ 0.61   $ 0.64
          Income from Discontinued Operations, Net of Income Taxes                         --     0.16
                                                                                       ------   ------
          Net Income                                                         -23%      $ 0.61   $ 0.80
                                                                                       ======   ======
       Average (Diluted) Common Shares                                        -5%         427      449

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 & 2004
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                     Nine Months Ended      As a Percent of Sales
                                                                                       September 30,    9 Months Ended September 30,
                                                                              %     ------------------  ----------------------------
Line                                                                       Change     2005     2004              2005    2004
----                                                                       ------    ------   -------           -----   -----
  1    Net Sales                                                              7%     $9,677   $ 9,040           100.0%  100.0%
  2    Cost of Sales                                                         11%      6,887     6,224            71.2%   68.8%
                                                                                     ------   -------           -----   -----
  3    Gross Profit                                                          -1%      2,790     2,816            28.8%   31.2%
                                                                                     ------   -------           -----   -----
       Operating Profit:
  4    - Before GCE, Litigation (Income) + (Gain) on Sale of
          Corporate Fixed Assets (3-8)                                       -2%      1,424     1,451            14.7%   16.1%
  5    - After GCE, Litigation (Income) + (Gain) on Sale of
          Corporate Fixed Assets (3-9-10)                                    -5%      1,285     1,355            13.3%   15.0%
                                                                                     ------   -------           -----   -----
       S,G&A Expense:
  6    - General Corporate Expense (GCE)                                      8%        145       134             1.5%    1.5%
  7    - (Gain) on Sale of Corporate Fixed Assets, Net                                   --        (8)             --    -0.1%
  8    - All Other                                                            0%      1,366     1,365            14.1%   15.1%
                                                                                     ------   -------           -----   -----
  9    - Total S,G&A Expense                                                  1%      1,511     1,491            15.6%   16.5%
                                                                                     ------   -------           -----   -----
 10    (Income) Regarding Litigation Settlement                                          (6)      (30)           -0.1%   -0.3%
 11    Other Income (Expense), Net                                                     (123)      (43)           -1.3%   -0.5%
                                                                                     ------   -------           -----   -----
 12    Income from Continuing Operations Before Income Taxes and
          Minority Interest (5+11)                                          -11%      1,162     1,312            12.0%   14.5%
 13    Income Taxes                                                         -16%        398       474             4.1%    5.2%
          (Tax Rate)                                                                   34.3%     36.1%
                                                                                     ------   -------           -----   -----
 14    Income from Continuing Operations Before Minority Interest            -9%        764       838             7.9%    9.3%
 15    Minority Interest                                                                (16)      (14)           -0.2%   -0.2%
                                                                                     ------   -------           -----   -----
 16    Income from Continuing Operations                                     -9%        748       824             7.7%    9.1%
 17    Income (Loss) from Discontinued Operations, Net of Income Taxes                   19       (36)            0.2%   -0.4%
                                                                                     ------   -------           -----   -----
 18    Net Income                                                            -3%     $  767   $   788             7.9%    8.7%
                                                                                     ======   =======           =====   =====
       Earnings Per Common Share (Diluted):
          Income from Continuing Operations                                  -5%     $ 1.72   $  1.81
          Income (Loss) from Discontinued Operations, Net of Income Taxes              0.04     (0.08)
                                                                                     ------   -------
          Net Income                                                          2%     $ 1.77   $  1.73
                                                                                     ======   =======
       Average (Diluted) Common Shares                                       -5%        434       455

                                MASCO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                                   September 30,   December 31,
                                                       2005            2004
                                                   -------------   ------------
ASSETS
Current Assets:
   Cash and Cash Investments                          $ 1,560         $ 1,256
   Accounts and Notes Receivable, Net                   1,982           1,732
   Inventories                                          1,177           1,132
   Prepaid Expenses and Other                             280             282
                                                      -------         -------
      Total Current Assets                              4,999           4,402

Property and Equipment, Net                             2,208           2,272
Goodwill                                                4,299           4,408
Other Intangible Assets, Net                              308             326
Other Assets                                              790           1,133
                                                      -------         -------
      Total Assets                                    $12,604         $12,541
                                                      =======         =======

LIABILITIES
Current Liabilities:
   Notes Payable                                      $   824         $    80
   Accounts Payable                                       911             837
   Accrued Liabilities                                  1,183           1,230
                                                      -------         -------
      Total Current Liabilities                         2,918           2,147

Long-Term Debt                                          3,900           4,187
Deferred Income Taxes and Other                           789             784
                                                      -------         -------
      Total Liabilities                                 7,607           7,118

SHAREHOLDERS' EQUITY                                    4,997           5,423
                                                      -------         -------
      Total Liabilities and Shareholders' Equity      $12,604         $12,541
                                                      =======         =======

                                MASCO CORPORATION
                       GAAP RECONCILIATION OF SALES GROWTH
             EXCLUDING EFFECT OF ACQUISITIONS & CURRENCY TRANSLATION
                                  (IN MILLIONS)

                                                          Three Months Ended
                                                             September 30,
                                                          ------------------
                                                             2005     2004
                                                            ------   ------
Consolidated Net Sales, as reported                         $3,360   $3,173
   - Acquisitions                                               (4)      --
                                                            ------   ------
Consolidated Net Sales (excl. acquisitions)                 $3,356   $3,173
                                                            ======   ======

North American Net Sales, as reported                       $2,811   $2,627
   - Acquisitions                                               (4)      --
                                                            ------   ------
North American Net Sales (excl. acquisitions)               $2,807   $2,627
                                                            ======   ======

International Net Sales, as reported                        $  549   $  546
   - Acquisitions                                               --       --
                                                            ------   ------

International Net Sales (excl. acquisitions)                   549      546
   - Currency Translation                                        4       --
                                                            ------   ------
International Net Sales (excl. acquisitions & currency)     $  553   $  546
                                                            ======   ======

                                                          Nine Months Ended
                                                            September 30,
                                                          -----------------
                                                            2005     2004
                                                           ------   ------
Consolidated Net Sales, as reported                        $9,677   $9,040
   - Acquisitions                                             (14)      --
                                                           ------   ------
Consolidated Net Sales (excl. acquisitions)                $9,663   $9,040
                                                           ======   ======

North American Net Sales, as reported                      $8,000   $7,429
   - Acquisitions                                             (14)      --
                                                           ------   ------
North American Net Sales (excl. acquisitions)              $7,986   $7,429
                                                           ======   ======

International Net Sales, as reported                       $1,677   $1,611
   - Acquisitions                                              --       --
                                                           ------   ------
International Net Sales (excl. acquisitions)                1,677    1,611
   - Currency Translation                                     (40)      --
                                                           ------   ------
International Net Sales (excl. acquisitions & currency)    $1,637   $1,611
                                                           ======   ======

NOTES:

The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period's exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

                                MASCO CORPORATION
               GAAP RECONCILIATION OF OPERATING PROFIT AND MARGINS
                              (DOLLARS IN MILLIONS)

                                           THREE MONTHS ENDED SEPTEMBER 30,
                                           --------------------------------
                                                  2005            2004
                                           ---------------   --------------
                                              $     Margin     $     Margin
                                           ------   ------   ----    ------
Operating Profit, As Reported                $469    14.0%   $491    15.5%
(Income) Regarding Litigation Settlement       (1)             (2)
                                             ----            ----
Operating Profit, As Reconciled              $468    13.9%   $489    15.4%
                                             ====            ====

                                            NINE MONTHS ENDED SEPTEMBER 30,
                                           ---------------------------------
                                                2005               2004
                                           ---------------   ---------------
                                              $     Margin      $     Margin
                                           ------   ------   ------   ------
Operating Profit, As Reported              $1,285    13.3%   $1,355    15.0%
(Income) Regarding Litigation Settlement       (6)              (30)
                                           ------            ------
Operating Profit, As Reconciled            $1,279    13.2%   $1,325    14.7%
                                           ======            ======

NOTE:

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

                                MASCO CORPORATION
        GAAP RECONCILIATION OF OPERATING PROFIT AND SHAREHOLDERS' EQUITY
                                  (IN MILLIONS)

                                                       TWELVE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                       -------------------
                                                          2005     2004
                                                         ------   ------
Operating Profit from Continuing Operations              $1,499   $1,691
Goodwill Impairment Charge                                  168       48
(Income) Regarding Litigation Settlement                     (6)     (31)
                                                         ------   ------
Operating Profit, As Reconciled                          $1,661   $1,708
                                                         ======   ======

                                                          TWELVE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                       --------------------------
                                                          2005     2004     2003
                                                         ------   ------   ------
Shareholders' Equity, As Reported                        $4,997   $5,242   $5,405
Goodwill Impairment Charge (after tax)                      141       43        5
European charge (after tax)                                 ---      ---       38
(Income) from Planned Disposition of
  Businesses (after tax)                                    ---      ---      (10)
Accelerated Benefit Expense, net (after tax)                ---      ---       10
(Income) Regarding Litigation Settlement (after tax)         (4)     (20)     (57)
                                                         ------   ------   ------
Shareholders' Equity, As Reconciled                      $5,134   $5,265   $5,391
                                                         ======   ======   ======

NOTES:

Data exclude discontinued operations.

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

This information is provided as detail for the calculation of return on invested capital ("ROIC") which is calculated as after-tax operating profit (last twelve months, as reconciled) divided by the total of average debt (net of average cash) and average shareholders' equity.

                                MASCO CORPORATION
                             DISCONTINUED OPERATIONS
                                  (IN MILLIONS)

                                                   Three Months Ended
                                                     September 30,
                                                   ------------------
                                                       2005   2004
                                                       ----   ----
Net Sales                                               $--   $ 99
                                                        ===   ====

Income from Discontinued Operations                     $--   $ 10
Gain on Disposal of Discontinued Operations, Net         --    108
Impairment of Assets Held for Sale                       --    (31)
                                                        ---   ----
Income Before Income Taxes                               --     87
Income Tax (Expense)                                     --    (17)
                                                        ---   ----
   Income from Discontinued Operations,
      Net of Income Taxes                               $--   $ 70
                                                        ===   ====

                                                   Nine Months Ended
                                                     September 30,
                                                   -----------------
                                                     2005   2004
                                                     ----   -----
Net Sales                                             $17   $ 302
                                                      ===   =====

Income from Discontinued Operations                   $ 4   $  28
Gain on Disposal of Discontinued Operations, Net       10     108
Impairment of Assets Held for Sale                     --    (139)
                                                      ---   -----
Income (Loss) Before Income Taxes                      14      (3)
Income Tax Benefit (Expense)                            5     (33)
                                                      ---   -----
   Income (Loss) from Discontinued Operations,
      Net of Income Taxes                             $19   $ (36)
                                                      ===   =====

NOTES:

The unusual relationship between income tax benefit and income before income taxes (including the net gain on disposal of discontinued operations) in 2004 results from the gain requiring no current tax expense and the reversal of deferred tax liabilities of the discontinued operations which are no longer expected to be incurred. The after-tax charge for the impairment of assets held for sale of $151 million included $12 million for the expensing of deferred tax assets of the discontinued operations for the nine months ended September 30, 2004.

The information for discontinued operations is for the period prior to the respective dates of disposition.